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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Date of Report May 8, 2000
                 (Date of earliest event reported: May 7, 2000)

                                   VERIO INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                    0-24219                                        84-1339720
(State or other jurisdiction of                (Commission File Number)                   (IRS Employer Identification No.)
         incorporation)


        8005 South Chester Street, Suite 200, Englewood, Colorado 80112
               (Address of Principal Executive Offices)    (Zip Code)

                                 (303) 645-1900
              (Registrant's telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)


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         ITEM 5. OTHER EVENTS.

         On May 7, 2000, Verio Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with NTT Communications Corporation ("NTT") and Chaser Acquisition, Inc., a wholly-owned subsidiary of NTT ("Sub"). Pursuant to the Merger Agreement, and subject to the conditions thereof, Sub will commence a cash tender offer (the "Offer") for all outstanding shares of common stock, par value $.001 per share, of the Company, at a purchase price of $60.00 per share, and all the shares of preferred stock of the Company, at a purchase price of $62.136 per share. Following the Offer, Sub will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of NTT. In the Merger, the remaining common and preferred shareholders of the Company will become entitled to receive the per share consideration paid in the Offer.

         On May 7, 2000 (May 8, 2000 Tokyo time), the Company issued a press release announcing the execution of the Merger Agreement. The Merger Agreement and the press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference in their entirety. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

         99.1 Agreement and Plan of Merger, dated as of May 7, 2000, by and between NTT Communications Corporation, Chaser Acquisition, Inc. and Verio Inc.

         99.2 Press Release issued by the Registrant dated May 7, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VERIO INC.

                                        By:  /s/ Carla Hamre Donelson
                                             -------------------------------
                                             Carla Hamre Donelson
                                             Vice President, General Counsel
                                             and Secretary

Dated: May 8, 2000



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                                  Exhibit Index

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
Exhibit No.               Description
-----------               -----------
   99.1         Agreement and Plan of Merger, dated as of May 7, 2000, by and between NTT
                Communications Corporation, Chaser Acquisition, Inc. and Verio Inc.

   99.2         Press Release issued by the Registrant dated May 7, 2000
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